Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

REDPOINT BIO CORPORATION,

A DELAWARE CORPORATION,

ON THE ONE HAND,

AND

ROBCOR PROPERTIES, INC.,

A FLORIDA CORPORATION,

ROBCOR ACQUISITION CORP.,

A DELAWARE CORPORATION,

ROBCOR, LLC,

A KENTUCKY LIMITED LIABILITY COMPANY,

AND

HALTER FINANCIAL INVESTMENTS, L.P.,

A TEXAS LIMITED PARTNERSHIP,

AND

MICHAEL HEITZ,

AN INDIVIDUAL,

AS STOCKHOLDERS OF ROBCOR PROPERTIES, INC.,

ON THE OTHER HAND

DATED AS OF MARCH 12, 2007

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		Page

9.6	Governing Law; Venue	33
9.7	Counterparts and Facsimile Signatures	33
9.8	Amendment	33
9.9	No Third Party Beneficiaries	33
9.10	Waiver	34
9.11	Expenses	34
9.12	Schedules	34
9.13	Construction	34
9.14	Incorporation of Exhibits and Schedules	34
9.15	Titles	34
9.16	Tax Treatment of Merger	34

Exhibits and Schedules

Disclosure Schedules to the Agreement and Plan of Merger

Schedule A	Exchange of Securities

Schedule B	Robcor Common Stock To Be Issued at Closing of Equity Financing

Exhibit A	Certificate of Merger

Exhibit B	Certificate of Incorporation of Surviving Corporation

Exhibit C	Bylaws of Surviving Corporation

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is dated as of March  12, 2007, by and among Redpoint Bio Corporation, a Delaware corporation (“Redpoint”), on the one hand, and Robcor Properties, Inc., a publicly traded Florida corporation (“Robcor”), Robcor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Robcor (“Merger Sub”), Robcor, LLC, a Kentucky limited liability company and wholly-owned subsidiary of Robcor (“Robcor, LLC”) and Halter Financial Investments, L.P., a Texas limited partnership (“Halter”), and Michael Heitz (“Heitz”), as stockholders of Robcor (Heitz and Halter are referred to herein, collectively, as the “Robcor Stockholders”), on the other hand.

RECITALS

WHEREAS, Robcor, Merger Sub and Redpoint have each determined to engage in the transactions contemplated hereby (collectively, the “Merger”) pursuant to which Merger Sub will merge with and into Redpoint, with Redpoint being the surviving corporation, and the outstanding shares of capital stock, convertible notes and certain warrants to purchase capital stock of Redpoint shall be converted into shares of Robcor’s common stock in accordance with the Delaware General Corporation Law (the “DGCL”) on the terms and conditions as set forth in this Agreement;

WHEREAS, the respective boards of directors of Redpoint, Robcor and Merger Sub have each approved this Agreement and the Merger;

WHEREAS, Robcor, as the sole stockholder of Merger Sub, shall approve this Agreement and the Merger prior to the Closing; and

WHEREAS, a requisite percentage of the Redpoint stockholders shall approve this Agreement and the Merger prior to the Closing;

WHEREAS, Redpoint and Robcor intend to complete the Equity Financing contemporaneously with the Closing; and

WHEREAS, the parties intend that this Agreement constitutes a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE 1

THE MERGER

1.1                                 Surviving Entity; Effective Time.

(a)                                  At the Closing, subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Redpoint in accordance with the relevant sections of the DGCL, whereupon the separate existence of Merger Sub shall cease, and Redpoint shall be the surviving corporation (“Surviving Corporation”) and shall take the name “Redpoint Bio Corporation” (the “Effective Time”).  It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and the parties hereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

(b)                                 Simultaneously with the Closing, a Certificate of Merger (the “Merger Certificate”), substantially in the form of Exhibit A attached hereto, shall be filed with the Secretary of State of the State of Delaware in accordance with the DGCL.  From and after the Effective Time, Redpoint shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of both Redpoint and Merger Sub, as provided under the DGCL.

1.2                                 Certificate of Incorporation and Bylaws.  The Certificate of Incorporation and Bylaws of Redpoint, attached hereto as Exhibit B and Exhibit C, respectively, shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation from and after the Effective Time, until thereafter amended in accordance with applicable law.

1.3                                 Directors and Officers.

(a)                                  Surviving Corporation.  From and after the Effective Time, until their successors are duly elected or appointed and qualified, the directors and officers of the Surviving Corporation shall be the directors and officers of Redpoint in office immediately prior to the Effective Time.

(b)                                 Robcor.  At the Effective Time, all officers of Robcor shall resign effective immediately, including Heitz who shall resign as Executive Vice President of Robcor and Timothy P. Halter who shall resign as Chief Executive Officer, President, Chief Financial Officer and Secretary of Robcor and any other office they each may hold.  Upon the resignations of Heitz and Timothy P. Halter as officers of Robcor, subject to the Bylaws of Robcor and the Florida BCA, the officers of Redpoint in office immediately prior to the Effective Time shall be appointed as officers of Robcor and shall serve as the officers of Robcor until their successors are duly elected or appointed and qualified.  At the Effective Time, Timothy P. Halter, as the sole director of Robcor, shall appoint F. Raymond Salemme, Ph.D. as a director of Robcor and as the Chief Executive Officer of Robcor and F. Raymond Salemme, Ph.D. shall serve as a director and Chief Executive Officer of Robcor until his successor is duly elected or appointed and qualified.  Scott Horvitz shall be appointed Chief Financial Officer, Treasurer and Secretary of Robcor at the Effective Time.  In addition, from and after the Effective Time, Timothy P. Halter shall resign as a director, which shall become effective upon the tenth (10th) day following the mailing by Robcor to the Robcor stockholders of an information statement that complies with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon the resignation of Timothy P. Halter as a director, subject to the Bylaws of Robcor and the Florida BCA, the directors of Redpoint in office immediately prior to the Effective Time shall be appointed to the Board of Directors of Robcor and shall serve as the directors of Robcor until their successors are duly elected or appointed and qualified.

1.4                                 Conversion of Redpoint Securities into Common Stock of Robcor.  The following provisions provide for the conversion of outstanding securities of Redpoint into shares of Robcor Common Stock in connection with the Merger.  The shares of Robcor Common Stock to be issued to the Redpoint stockholders pursuant to this Section 1.4 shall be known as the “Robcor Shares”.  As of the Effective Time, by virtue of the Merger, automatically and without any further action on the part of any holder thereof:

(a)                                  Redpoint’s Currently Outstanding Common Stock.  All of the shares of Redpoint’s common stock, $.0001 par value per share (the “Redpoint Common Stock”), outstanding as of the date hereof and held by the stockholders of Redpoint as of the date hereof (as set forth on Schedule A hereto), shall be extinguished and cancelled and automatically converted, by virtue of the Merger and without any further action on the part of such stockholders, into newly-issued Robcor Shares, in the amounts set forth on Schedule A, and Robcor hereby agrees to issue such Robcor Shares as of the Closing Date to such stockholders of Redpoint.

(b)                                 Redpoint’s Currently Outstanding Preferred Stock.  All of the shares of Redpoint’s Series A Preferred Stock, $.0001 par value per share (“Series A Preferred Stock”), and Junior Preferred Stock, $.0001 par value per share (“Junior Preferred Stock”) (collectively, the “Redpoint Preferred Stock”), outstanding as of the date hereof and held by the stockholders of Redpoint as of the date hereof, including all accrued dividends through the Closing Date (as set forth on Schedule A hereto), shall be extinguished and cancelled and automatically converted, by virtue of the Merger and without any further action on the part of such stockholders, into newly-issued Robcor Shares, in the amounts set forth on Schedule A, and Robcor hereby agrees to issue such Robcor Shares as of the Closing Date to such stockholders of Redpoint.

(c)                                  Redpoint’s Currently Outstanding 5% Notes and Warrants issued to Holders of such Notes.  All of Redpoint’s 5% secured convertible promissory notes (the “Redpoint 5% Notes”), outstanding as of the date hereof and held by noteholders of Redpoint as of the date hereof, including all accrued interest through the Closing Date (as set forth on Schedule A hereto), shall be extinguished and cancelled and automatically converted, by virtue of the Merger and without any further action on the part of such noteholders, into newly-issued Robcor Shares, in the amounts set forth on Schedule A, and Robcor hereby agrees to issue such Robcor Shares as of the Closing Date to such noteholders of Redpoint.  All warrants to purchase common stock issued to the holders of the Redpoint 5% Notes shall be deemed exercised on a net basis for shares or Redpoint Common Stock immediately prior to the Effective Time and such shares of Redpoint Common Stock shall be converted in a manner consistent with Section 1.4(a).

(d)                                 Options of Redpoint.  By virtue of the Merger, each option to purchase shares of Redpoint Common Stock (“Redpoint Options”) outstanding immediately prior to the Effective Time (all of which are set forth in Schedule A), shall, in accordance with the terms of such option and subject to the applicable requirements of sections 424 and 409A of the Code and the regulations promulgated thereunder, become an option exercisable or convertible into such number of shares of Robcor Common Stock at an exercise or conversion price having the same net economic value as prior to the Merger.

(e)                                  Warrants of Redpoint.  By virtue of the Merger, the remaining warrants to purchase shares of Redpoint Common Stock or Redpoint Preferred Stock, as set forth on Schedule A, and not deemed exercised under Section 1.4(c), (collectively, “Redpoint Warrants”) outstanding immediately prior to the Effective Time (all of which are set forth in Schedule A), shall, in accordance with the terms of such warrant, become a warrant exercisable or convertible into shares of Robcor Common Stock at an exercise or conversion price having the same net economic value as prior to the Merger.

(f)                                    Capital Stock of Robcor.  The completion of the Merger will not affect or change the number of shares of Robcor’s capital stock authorized in Robcor’s Articles of Incorporation and, except as otherwise provided in this Agreement, will not affect or change the shares of Robcor Common Stock which are outstanding as of the date of this Agreement; provided, however, that Robcor shall not issue any additional shares of its capital stock, or rights to purchase its capital stock, prior to the Merger, the maximum number of shares of Common Stock which Robcor will have outstanding immediately prior to the Merger will be 2,541,000 shares (before giving effect to the cancellation of 1,150,000 shares of Robcor Common Stock pursuant to Section 1.8), Robcor will have, immediately prior to the Merger, no options, warrants or other rights to purchase its capital stock, and, except as provided in this Agreement, Robcor will have no other class of capital stock outstanding immediately prior to the Merger.

(g)                                 Capital Stock of Redpoint.  Following the Merger, Redpoint will become a wholly-owned subsidiary of Robcor.  At the Effective Time, Robcor shall be issued 1,000 shares of Redpoint Common Stock, constituting all of the issued and outstanding capital stock of Redpoint.

1.5                                 Common Stock of Robcor To Be Issued at Closing of Equity Financing.  Robcor hereby agrees to issue newly-issued shares of Robcor Common Stock, in the amounts set forth on Schedule B in accordance with instructions from Redpoint, to the investors in the Equity Financing upon the initial close of the Equity Financing.

1.6                                 Fractional Shares.  Fractional shares of Robcor Common Stock shall not be issued in connection with the Robcor Shares, but any fractional shares shall be rounded to the nearest whole share.  No cash shall be issued in lieu of any fractional shares.

1.7                                 Stock Certificates.

(a)                                  Upon surrender to Robcor (or the transfer agent for its securities) of the certificates representing the Redpoint Common Stock, Redpoint Preferred Stock, Redpoint 5% Notes and Redpoint Warrants (collectively, the “Redpoint Certificates”), the holders of such Redpoint Certificates shall each be entitled to receive in exchange therefor one or more certificates representing the number of shares of Robcor Common Stock or Robcor Warrants, as the case may be, to which such holder is entitled pursuant to the provisions of Section 1.4 hereof and the schedules hereto.

(b)                                 Each Redpoint Certificate converted into Robcor Common Stock or Robcor Warrants, respectively, shall by virtue of the Merger, and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired and cease to exist.  Until surrendered as contemplated by this Section 1.7, each holder of Redpoint Common Stock or Redpoint Warrants, respectively, shall thereafter cease to possess any rights with respect to such shares, except the right to receive upon such surrender the number of shares of Robcor Common Stock or Robcor Warrants, respectively, as provided by Section 1.4 hereof.

(c)                                  All shares of Robcor Common Stock or Robcor Warrants, respectively, delivered to the Redpoint stockholders in respect of the Redpoint Common Stock or Redpoint Warrants, respectively, in accordance with the terms of this Agreement shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Redpoint Common Stock or Redpoint Warrants, respectively.  If, after the Effective Time, Redpoint Certificates are presented for any reason, they shall be cancelled and exchanged as provided in this Section 1.7.

1.8                                 Cancellation of Currently Outstanding Robcor Common Stock.  At the Effective Time, Robcor and Heitz shall cause Robcor to cancel and extinguish 1,150,000 shares of Robcor Common Stock held by Heitz in exchange for the transfer to Heitz, simultaneous with the Closing, of Robcor’s membership interest in Robcor, LLC held prior to the Closing Date as described in Section 5.3.

1.9                                 Assumption by Robcor of Redpoint Equity Plans.  At the Effective Time, each Redpoint Option outstanding under Redpoint’s Stock Option Plans, including but not limited to, Redpoint’s 2003 Stock Incentive Plan, as amended, and the Redpoint 2007 Omnibus Equity Compensation Plan (the “Plans”), whether vested or unvested, will be assumed by Robcor, as well as the Plans themselves.  Each such option so assumed by Robcor under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Plans and any other document governing such option immediately prior to the Effective Time, and any restriction on the exercisability of such Redpoint Option shall continue in full force and effect, and the term, exercisability, vesting schedule, and other provisions of such Redpoint Option shall remain unchanged.  Consistent with the terms of the Plans and the documents governing the outstanding options under such Plans, the Merger will not terminate any of the outstanding options under the Plans or accelerate the exercisability or vesting of such options or the shares of Robcor Common Stock which will be subject to those options upon Robcor’s assumption of the options in the Merger.  It is the intention of the parties that the options so assumed by Robcor following the Effective Time will be assumed in accordance with the applicable requirements of sections 424 and 409A of the Code and the regulations promulgated thereunder and incentive stock options so assumed will remain incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time.  Within thirty (30) business days after the Effective Time, Robcor will issue to each Person who, immediately prior to the Effective Time was a holder of an outstanding option under the Plan, a document in form and substance satisfactory to Redpoint evidencing the foregoing assumption of such option by Robcor.

1.10                           Closing.  Subject to the satisfaction of the conditions precedent specified in Section 6 hereof, the closing of the Merger shall take place at 10:00 a.m. local time at the offices of Morgan Lewis & Bockius LLP, Princeton, New Jersey on or before March 15, 2007, or at such other time and date as the parties may mutually agree (the “Closing” or the “Closing Date”).

1.11                           Press Releases.  At Closing, Robcor shall issue such press release or Current Report on Form 8-K relating to the transactions contemplated by this Agreement as may be required by the reporting requirements of the Exchange Act, subject to the applicable requirements of Rules 135a and 135c under the Securities Act of 1933, as amended (the “Securities Act”), and such release or announcement will be reasonably satisfactory in form and substance to Redpoint and its counsel and the Placement Agents and their counsel.  Robcor shall not issue any other press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, prior to the Closing, without the prior written consent of Redpoint and the Placement Agents, which consents shall not be unreasonably withheld.  Notwithstanding the foregoing, if required by law, Robcor may issue such a press release or otherwise make public such information as long as Robcor notifies Redpoint and the Placement Agents of such requirement and discusses with Redpoint and the Placement Agents in good faith the contents of such disclosure.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF REDPOINT

Except as set forth under the corresponding section of the disclosure schedule delivered to Robcor, Merger Sub, the Robcor Stockholders and the Placement Agents concurrently herewith (the “Redpoint Disclosure Schedule”), which Redpoint Disclosure Schedule shall be deemed a part hereof, Redpoint hereby represents and warrants to Robcor, Merger Sub, the Robcor Stockholders and the Placement Agents as follows:

2.1                                 Organization.  Redpoint is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware.

2.2                                 Capitalization.  Immediately prior to the Closing, the authorized capital stock of Redpoint will consist of 14,000,000 shares of Redpoint Common Stock, and 10,000,000 shares of Redpoint Preferred Stock, of which (A) 7,000,000 shares have been designated as Series A Preferred Stock, and (B) 3,000,000 shares have been designated as Junior Preferred Stock.  All of the outstanding securities of Redpoint (other than outstanding options to purchase shares of Redpoint Common Stock) are set forth on Schedule A hereto.

2.3                                 Certain Corporate Matters.  Redpoint is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Redpoint’s financial condition, results of operations or business.  Redpoint has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.4                                 Authorization.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Redpoint’s Board of Directors and stockholders.  Redpoint has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by, and is the valid and binding obligation of, Redpoint, enforceable against Redpoint in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights or remedies and by general principles of equity (whether such enforcement is considered in a proceeding at law or in equity).

2.5                                 Consents and Approvals; No Violations.  Except for requirements of applicable law, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Redpoint of the transactions contemplated by this Agreement other than those that have been or will be obtained as of the Closing.  Neither the execution and delivery of this Agreement by Redpoint nor the consummation by Redpoint of the transactions contemplated hereby, nor compliance by Redpoint with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the organizational documents of Redpoint, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Redpoint is a party or by which it or its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Redpoint, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Redpoint taken as a whole.

2.6                                 Financial Statements.

(a)                                  Prior to Closing, Redpoint will provide its audited balance sheets as at December 31, 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2005 (“Redpoint’s Audited Financials”).

(b)                                 Prior to Closing, Redpoint will provide its unaudited balance sheet as at September 30, 2006, and the related statements of operations, changes in stockholders’ equity and cash flows for the nine months ended September 30, 2006 (“Redpoint’s Interim Financials” and together with Redpoint’s Audited Financials, “Redpoint’s Financials”).

(c)                                  Redpoint’s Financials (i) will be in accordance with the books and records of Redpoint, (ii) will be correct and complete, (iii) will fairly present the financial position and results of operations of Redpoint as of the dates indicated, and (iv) will be prepared in accordance with GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on Redpoint, or their respective businesses, financial conditions or results of operations).

(d)                                 Redpoint will provide to Robcor its audited balance sheets as at December 31, 2006, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2006 within four (4) days following the Closing Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF
ROBCOR, MERGER SUB AND THE ROBCOR STOCKHOLDERS

Except as set forth under the corresponding section of the disclosure schedule delivered to Redpoint concurrently herewith (the “Robcor Disclosure Schedule”), which Robcor Disclosure Schedule shall be deemed a part hereof, Robcor, Robcor, LLC, Merger Sub and the Robcor Stockholders, to his knowledge, hereby, jointly and severally, represents and warrants to Redpoint, the Redpoint stockholders and the Placement Agents as follows:

3.1                                 Organization.  Each of Robcor and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and Robcor, LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation.  Each of Robcor, Robcor, LLC and Merger Sub has the requisite power to carry on its business as now conducted.

3.2                                 Capitalization.  Robcor’s authorized capital stock consists of 1,000,000,000 shares of common stock, no par value per share (“Robcor Common Stock”), of which 2,541,000 shares of Robcor Common Stock are issued and outstanding as of the date hereof, and 20,000,000 shares of preferred stock, no par value per share (“Robcor Preferred Stock”), of which no shares of Robcor Preferred Stock are issued and outstanding as of the date hereof.  All issued and outstanding shares of capital stock of Robcor and Merger Sub and membership interests of Robcor, LLC have been duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  When issued in accordance with this Agreement, the Robcor Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Robcor, Robcor, LLC or Merger Sub is a party or which are binding upon Robcor, Robcor, LLC or Merger Sub providing for the issuance by Robcor, Robcor, LLC or Merger Sub or transfer by Robcor, Robcor, LLC or Merger Sub of additional shares or membership interests, as applicable, of Robcor’s, Robcor, LLC’s or Merger Sub’s capital stock or membership interests, as applicable, and none of Robcor, Robcor, LLC or Merger Sub has reserved any shares of its capital stock or membership interests, as applicable, for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock or membership interests, as applicable, of Robcor, Robcor, LLC or Merger Sub.  There are no voting trusts or any other agreements or understandings with respect to the voting of Robcor’s, Robcor, LLC’s or Merger Sub’s capital stock.

3.3                                 Certain Corporate Matters.  Each of Robcor, Robcor, LLC and Merger Sub is duly licensed or qualified to do business and is in good standing as a foreign corporation or limited liability company, as applicable, in every jurisdiction in which the character of its properties or nature of its business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business.  Each of Robcor, Robcor, LLC and Merger Sub has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it.  Each of Robcor, Robcor, LLC and Merger Sub has delivered to Redpoint true, accurate and complete copies of its Articles of Incorporation, Certificate of Incorporation or Articles of Organization, as applicable, and Bylaws or Operating Agreement, as applicable, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement.  The records of meetings of the stockholders and Boards of Directors of Robcor and Merger Sub previously furnished to Redpoint are complete and correct in all material respects.  The stock records of Robcor and Merger Sub and the stockholder lists of Robcor and Merger Sub previously furnished to Redpoint are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of Robcor’s and Merger Sub’s capital stock and any other outstanding securities issued by Robcor and Merger Sub.  None of Robcor, Robcor, LLC or Merger Sub is in default under or in violation of any provision of its Articles of Incorporation, Articles of Organization or Certificate of Incorporation, as applicable, or Bylaws or Operating Agreement, as applicable, in any material respect.  None of Robcor, Robcor, LLC or Merger Sub is in any material default or in violation of any restriction, Lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.  Robcor has delivered to Redpoint a complete copy of Robcor’s financial records and tax returns from Robcor’s inception to the Closing Date.

3.4                                 Authorization.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the requisite Boards of Directors of Merger Sub and Robcor and the members of Robcor, LLC.  Robcor, Robcor, LLC and Merger Sub have all necessary corporate power and authority to enter into this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby.  Robcor, as the sole stockholder of Merger Sub, has duly adopted this Agreement as required by the Florida BCA.  The approval of Robcor stockholders is not required under Florida law in order for Robcor to enter into this Agreement and to perform all of its obligations hereunder.  This Agreement has been duly executed and delivered by, and is the valid and binding obligation of, Robcor, Robcor, LLC and Merger Sub enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights or remedies and by general principles of equity (whether such enforcement is considered in a proceeding at law or in equity).  Each Subscription Agreement will constitute a valid and binding obligation against Robcor enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights or remedies and by general principles of equity (whether such enforcement is considered in a proceeding at law or in equity).  Other than the filing of the Merger Certificate with the Secretary of State of the State of Delaware, no consent or authorization of any third party is required to be obtained, and no filing with any government body is required to be made, in order to consummate the transactions contemplated by this Agreement.

3.5                                 Consents and Approvals; No Violations.  Except for applicable requirements of federal securities laws and Blue Sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Robcor, Robcor, LLC, Merger Sub or the Robcor Stockholders of the transactions contemplated by this Agreement.  Neither the execution and delivery of this Agreement by Robcor, Robcor, LLC, Merger Sub or the Robcor Stockholders nor the consummation by Robcor, Robcor, LLC, Merger Sub or the Robcor Stockholders of the transactions contemplated hereby, nor compliance by Robcor, Robcor, LLC, Merger Sub or the Robcor Stockholders with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of Robcor, Robcor, LLC or Merger Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Robcor, Robcor, LLC, Merger Sub or the Robcor Stockholders is a party or by which it/his or any of its/his properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Robcor, Robcor, LLC, Merger Sub or the Robcor Stockholders, or any of its/his properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Robcor, Robcor, LLC, Merger Sub or the Robcor Stockholders taken as a whole.

3.6                                 SEC Documents.

(a)                                  Robcor has timely filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as Robcor was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the Securities and Exchange Commission staff with respect to any of the SEC Documents.

(b)                                 The financial statements of Robcor included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Robcor as of the dates thereof and its statements of operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on Robcor, its business, financial condition or results of operations).  Except as and to the extent set forth on the consolidated balance sheet of Robcor as at December 31, 2006, including the notes thereto, none of Robcor, Robcor, LLC or Merger Sub has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or other financial statement).

3.7                                 Financial Statements.

(a)                                  Included in the SEC Documents are the audited balance sheets of Robcor as at December 31, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005, together with the unqualified report thereon of Malone & Bailey PC, independent auditor (collectively, “Robcor’s Audited Financials”).

(b)                                 Robcor’s Audited Financials and Robcor’s Interim Financials (collectively, “Robcor’s Financial Statements”) are (i) in accordance with the books and records of Robcor, (ii) correct and complete, (iii) fairly present the financial position and results of operations of Robcor as of the dates indicated, and (iv) prepared in accordance with GAAP.

3.8                                 Events Subsequent to Financial Statements.  Except as set on Section 3.8 of the Robcor Disclosure Schedule, since December 31, 2006, there has not been:

(a)                                  any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Robcor, Robcor, LLC or Merger Sub;

(b)                                 any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of Robcor, Robcor, LLC or Merger Sub;

(c)                                  except as contemplated by this Agreement, any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Robcor or any redemption, purchase or other acquisition of any such shares;

(d)                                 any issuance of shares of capital stock or membership interests, as applicable, or the granting, issuance or execution of any rights, warrants, options or commitments by Robcor, Robcor, LLC or Merger Sub, as the case may be, relating to its authorized or issued capital stock or membership interests, as applicable, except with respect to Robcor’s investment in Merger Sub;

(e)                                  any subjection to any Lien on any of the assets, tangible or intangible, of Robcor, Robcor, LLC or Merger Sub;

(f)                                    any incurrence of indebtedness or liability or assumption of obligations by Robcor, Robcor, LLC or Merger Sub;

(g)                                 any waiver or release by Robcor, Robcor, LLC or Merger Sub of any right of any material value;

(h)                                 any compensation or benefits paid to officers or directors of Robcor, Robcor, LLC or Merger Sub, except as to the cancellation of those shares of Robcor Common Stock held by Heitz specified in Section 1.7 of this Agreement;

(i)                                     any change made or authorized in the Articles of Incorporation or Bylaws of Robcor;

(j)                                     any loan to or other transaction with any officer, director or stockholder of Robcor, Robcor, LLC or Merger Sub giving rise to any claim or right of Robcor, Robcor, LLC or Merger Sub against any such Person or of such Person against Robcor, Robcor, LLC or Merger Sub; or

(k)                                  any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Robcor or Robcor, LLC.

3.9                                 Undisclosed Liabilities.  Except as otherwise disclosed in Robcor’s Financial Statements, none of Robcor, Robcor, LLC or Merger Sub has any material liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

3.10                           Tax Matters.

(a)                                  Robcor, Robcor, LLC and Merger Sub have each duly filed all material Tax Returns required to be filed by or with respect to each of them with the Internal Revenue Service or other applicable taxing authority and all such Tax Returns are correct and complete in all material respects, and no extensions with respect to Tax Returns have been requested or granted;

(b)                                 Robcor, Robcor, LLC and Merger Sub have each paid all material taxes due, or claimed to due by any taxing authority to be due, from or with respect to each of them;

(c)                                  If not yet due and payable, the Taxes of each of Robcor, Robcor LLC and Merger Sub have adequately reserved against in Robcor’s Financial Statements in accordance with GAAP;

(d)                                 Each of Robcor, Robcor, LLC and Merger Sub have withheld and paid all Taxes to the appropriate governmental authority required to have been withheld and paid by each of them in connection with amounts paid or owing to any employee, independent contractor, stockholder or other party and has complied in all material respects with all information reporting, including maintenance of required records with respect thereto.

(e)                                  To the knowledge of Robcor, Robcor, LLC and Merger Sub, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of Robcor’s, Robcor, LLC’s or Merger Sub’s Tax Returns.

(f)                                    To the knowledge of Robcor, Robcor, LLC and Merger Sub, no issues have been raised in any Tax examination with respect to any of them which could be expected to result in any material liability for Taxes for any period not so examined to the extent not otherwise reflected in the tax accruals shown on Robcor’s Financial Statements;

(g)                                 No waiver or extension of any statute of limitations as to any material Tax matter has been given by or requested from Robcor, Robcor, LLC or Merger Sub;

(h)                                 No claim has ever been made by an authority in a jurisdiction where Robcor, Robcor, LLC, or Merger Sub does not file Tax Returns that any of such companies is or may be subject to taxation by that jurisdiction or that any of Robcor, Robcor, LLC or Merger Sub must file Tax Returns;

(i)                                     There are no Liens on any of the stock or assets of any of Robcor, Robcor, LLC, or Merger Sub with respect to Taxes, other than Liens for Taxes not yet due and payable.

(j)                                     Each of the Robcor, Robcor, LLC, and Merger Sub has disclosed in its Federal income tax returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.

(k)                                  None of Robcor, Robcor, LLC, or Merger Sub is or has never been a member of any affiliated group of corporations which file consolidated or combined tax returns with any other corporation or other entity.  None of Robcor, Robcor, LLC, or Merger Sub has any liability for the Taxes of any other person for any reason, including, without limitation: (i) under Treasury Reg. §1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, or (iii) by contract;

(l)                                     None of Robcor, Robcor, LLC, or Merger Sub will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of Robocor’s Financial Statements) in a prior taxable period (or portion of a taxable period or by virtue of the Merger) but was not recognized for tax purposes in any prior taxable period as a result of (A) an open transaction disposition made on or before the Effective Time, (B) a prepaid amount received on or prior to the Effective Time, (C) the installment method of accounting, (D) the completed contract method of accounting, (E) the long-term contract method of accounting, (F) the cash method of accounting or Section 481 of the Code or (G) any comparable provisions of state or local tax law, domestic or foreign, or for any other reason, other than any amounts that are specifically reflected in a reserve for taxes on Robcor’s Financial Statements;

(m)                               None of Robcor, Robcor, LLC or Merger Sub has filed a consent under Section 341(f) of the Code.  For the purposes of this Section 3.10, a tax is due (and must therefore either be paid or adequately reserved against in Robcor’s Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.  None of Robcor, Robcor, LLC or Merger Sub has within the last two years constituted either a “distributing corporation” or a “controlled corporation” as such terms are defined in

Section 355 of the Code in a distribution of stock qualifying or intended to qualify for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code; and

(n)           None of Robcor, Robcor, LLC or Merger Sub has entered into any transaction that is either a “listed transaction” or that Robcor believes in good faith is a “reportable transaction” (both as defined in Treas. Reg. § 1.6011-4, as modified by Rev. Proc. 2004-68, Rev. Proc. 2004-67, Rev. Proc. 2004-65 and Rev. Proc. 2004-45).

3.11         Real Property.  Except as set forth in Section 3.11 of the Robcor Disclosure Schedule, each of Robcor and Robcor, LLC has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of Robcor or Robcor, LLC, as applicable, in each case free and clear of all mortgages, liens, security interests, pledges, charges, easements, rights of way, options, claims, restrictions or encumbrances of any kind (each a “Lien” or collectively, “Liens”).  Any real property and facilities held under lease by Robcor or Robcor, LLC is held under valid, subsisting and enforceable leases.  Each of Robcor and Robcor, LLC owns its internet domain names absolutely and unconditionally, free and clear of all Liens and claims of any other party of any type whatsoever.

3.12         Books and Records.  The corporate and financial books and records of Robcor, Robcor, LLC and Merger Sub delivered to Redpoint prior to the Closing fully and fairly reflect the transactions to which Robcor, Robcor, LLC and/or Merger Sub is a party or by which they or their properties are bound.

3.13         Questionable Payments.  None of Robcor, Robcor, LLC or Merger Sub, or any of their respective employees, agents or representatives has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Robcor’s, Robcor, LLC’s or Merger Sub’s funds or made any payments from Robcor’s, Robcor, LLC’s or Merger Sub’s funds to governmental officials for improper purposes or made any illegal payments from Robcor’s, Robcor, LLC’s or Merger Sub’s funds to obtain or retain business.

3.14         Environmental Matters.  Robcor represents and warrants that:

(a)           To the knowledge of Robcor and Robcor, LLC, after due investigation, there has been no material failure by Robcor or Robcor, LLC to comply with all applicable requirements of Environmental Laws relating to Robcor, Robcor, LLC, Robcor’s or Robcor, LLC’s operations, and Robcor’s or Robcor, LLC’s manufacture, processing, distribution, use, treatment, generation, recycling, reuses, sale, storage, handling, transportation or disposal of any Materials of Environmental Concern and neither Robcor nor Robcor, LLC is aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws.

(b)           Robcor and Robcor, LLC have not received notice from any Governmental Entity or any other Person of any actual or alleged violation of any Environmental Laws, nor is any such notice anticipated.

(c)           To the knowledge of Robcor and Robcor, LLC, after due investigation, Environmental Laws do not require that any permits, licenses or similar authorizations to construct, occupy or operate any equipment or facilities used in the conduct of Robcor’s or Robcor, LLC’s business.

(d)           No Materials of Environmental Concern are now located at the Business Location, and, to the knowledge of Robcor, Robcor, LLC and the Robcor Stockholders, after due investigation, neither Robcor nor Robcor, LLC has ever caused or permitted any Materials of Environmental Concern to be generated, placed, stored, held, handled, located or used at the Business Location, except those which may lawfully be used, transported, stored, held, handled, generated or placed at the Business Location in the conduct of Robcor’s or Robcor, LLC’s business.

(e)           Neither Robcor nor Robcor, LLC has received any notices, whether from a Governmental Entity or some other third party, that any contamination from Materials of Environmental Concern exists at the Business Location or at any other location utilized by Robcor or Robcor, LLC in the conduct of its business nor are Robcor, Robcor, LLC or the Robcor Stockholders aware of any circumstances that would give rise to an allegation of such contamination.

(f)            To the knowledge of Robcor and Robcor, LLC, after due investigation, no investigation, administrative order, consent order or agreement, litigation or settlement with respect to Materials of Environmental Concern or contamination from Materials of Environmental Concern is proposed, threatened, anticipated, pending or otherwise in existence with respect to the Business Location or with respect to any other site controlled or utilized by Robcor or Robcor, LLC in the operation of its business.  To the knowledge of Robcor, Robcor, LLC and the Robcor Stockholders, after due investigation, the Business Location is not currently on, and has never been on, any federal or state “Superfund” or “Superlien” list.

3.15         Intellectual Property.  Except as set forth on Section 3.15 of the Robcor Disclosure Schedule, none of Robcor, Robcor, LLC or Merger Sub owns or uses any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto.  None of Robcor, Robcor, LLC or Merger Sub has any knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Robcor, Robcor, LLC or Merger Sub infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other Person; and no proceedings have been instituted, are pending or are threatened.

3.16         Insurance.  Except as set forth on Section 3.16 of the Robcor Disclosure Schedule, none of Robcor, Robcor, LLC or Merger Sub has any insurance policies in effect.

3.17         Contracts.  Except as set forth on Section 3.17 of the Robcor Disclosure Schedule, none of Robcor, Robcor, LLC, or Merger Sub has any material contracts, leases, arrangements or commitments (whether oral or written).  None of Robcor, Robcor, LLC or Merger Sub is a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

3.18         Litigation.  None of Robcor, Robcor, LLC or Merger Sub is subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending or threatened against Robcor, Robcor, LLC or Merger Sub.  None of Robcor, Robcor, LLC or Merger Sub is a plaintiff in any action, domestic or foreign, judicial or administrative.  There are no existing actions, suits, proceedings against or investigations of Robcor, Robcor, LLC or Merger Sub, and none of Robcor, Robcor, LLC or Merger Sub knows of any basis for such actions, suits, proceedings or investigations.  There are no unsatisfied judgments, orders, decrees or stipulations affecting Robcor, Robcor, LLC or Merger Sub or to which Robcor, Robcor, LLC or Merger Sub is a party.

3.19         Employees.  Except for the employment of Heitz by Robcor and Robcor, LLC, none of Robcor, Robcor, LLC or Merger Sub has any employees.  None of Robcor, Robcor, LLC or Merger Sub owes any compensation of any kind, deferred or otherwise, to any current or previous employees.  None of Robcor, Robcor, LLC or Merger Sub has any written or oral employment agreements with any officer or director of Robcor, Robcor, LLC or Merger Sub.  None of Robcor, Robcor, LLC or Merger Sub is a party to or bound by any collective bargaining agreement.  There are no loans or other obligations payable or owing by Robcor, Robcor, LLC or Merger Sub to any stockholder, officer, director or employee of Robcor, Robcor, LLC or Merger Sub, nor are there any loans or debts payable or owing by any of such Persons to Robcor, Robcor, LLC or Merger Sub or any guarantees by Robcor, Robcor, LLC or Merger Sub of any loan or obligation of any nature to which any such Person is a party.

3.20         Employee Benefit Plans.  None of Robcor, Robcor, LLC or Merger Sub has any (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Robcor, Robcor, LLC or Merger Sub.

3.21         Legal Compliance.  No claim has been filed against Robcor, Robcor, LLC or Merger Sub alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof.  Robcor, Robcor, LLC and Merger Sub each holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

3.22         Subsidiaries.  Except for all of the issued and outstanding shares of capital stock of Merger Sub and its ownership of the membership interest in Robcor, LLC, Robcor does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization.  Robcor owns all of the capital stock or other equity interests of Merger Sub free and clear of any Liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions.

3.23         Control; Plans and Intentions; Etc.

(a)           Robcor has been the sole stockholder and controlling party of the Merger Sub since the formation of the Merger Sub and Robcor will be the sole stockholder and controlling party of the Merger Sub immediately prior to and as of the time of the Merger.

(b)           Following the Merger, the Surviving Corporation has no plan or intention to issue additional shares of its stock or to take any action that would result in Robcor’s losing control of the Surviving Corporation.

(c)           Robcor has no plan or intention to reacquire any of its stock to be issued in the Merger.

(d)           Robcor has no present plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation (other than Redpoint pursuant to the Merger or Robcor pursuant to the Reorganization Merger); to sell or otherwise dispose of the stock of the Surviving Corporation; or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Redpoint, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation.

3.24         Certain Transactions.  Except as set forth on Section 3.24 of the Robcor Disclosure Schedule, none of the officers, directors, or employees of Robcor or Robcor, LLC is presently a party to any transaction with Robcor or Robcor, LLC (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.25         Internal Accounting Controls.  Robcor maintains a system of internal accounting controls sufficient, in the judgment of Robcor’s Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.26         Broker’s Fees.  Except as set forth on Section 3.26 of the Robcor Disclosure Schedule, none of Robcor, Robcor, LLC, Merger Sub or the Robcor Stockholders, or anyone on their behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

3.27         Registration Rights.  Except as set forth on Section 3.27 of the Robcor Disclosure Schedule, Robcor has not granted or agreed to grant to any Person any rights

(including “piggy back” registration rights) to have any securities of Robcor registered with the Securities and Exchange Commission or any other Governmental Entity that have not been satisfied.

3.28         Listing and Maintenance Requirements.  Robcor has not, in the twelve (12) months preceding the date hereof, received notice from the trading market or stock quotation system on which Robcor Common Stock is listed or quoted to the effect that Robcor is not in compliance with the listing or maintenance requirements of such trading market or stock quotation system.  Robcor is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.29         Integration.  Neither Robcor, its affiliates, nor any person acting on its or their behalf, has knowingly, either directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the issuance of the Robcor Shares in the Equity Financing to be integrated with prior offerings by Robcor for purposes of the Securities Act, or any applicable stockholder approval provisions, which would impair the exemptions relied upon in the Equity Financing or Robcor’s ability to timely comply with its obligations hereunder.  Nor will Robcor or its affiliates take any action or steps that would knowingly cause the offer or issuance of the Robcor Shares to be integrated with other offerings which would impair the exemptions relied upon in the Equity Financing or Robcor’s ability to timely comply with its obligations hereunder.  Robcor will not knowingly conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Robcor Shares issued in connection with the Equity Financing, which would impair the exemptions relied upon in the Equity Financing or Robcor’s ability to timely comply with its obligations hereunder.  In addition, neither Robcor nor its affiliates nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of Robcor Shares.

3.30         No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by Robcor or Robcor, LLC to arise, between the accountants and lawyers formerly or presently employed by Robcor or Robcor, LLC and Robcor and Robcor, LLC are current with respect to any fees owed to their accountants and lawyers.

3.31         Criminal Proceedings.  None of Robcor, Robcor, LLC, Robcor or Robcor, LLC’s respective officers, directors, affiliates, promoters or any predecessor of Robcor or Robcor, LLC have been subject to or suffered any of the following:

(a)           any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other misdemeanor offenses) within ten (10) years from the date hereof;

(b)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities within ten (10) years from the date hereof; or

(c)           being found guilty by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission  to have violated a federal or state securities or commodities law within ten (10) years from the date hereof, and the judgment has not been reversed, suspended or vacated.

3.32         Disclosure.  The representations and warranties and statements of fact made by Robcor, Robcor, LLC, Merger Sub and the Robcor Stockholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 4

COVENANTS AND AGREEMENTS OF THE PARTIES
EFFECTIVE PRIOR TO CLOSING

4.1           Corporate Examinations and Investigations.  Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Redpoint, Robcor and Merger Sub as each party may request.  In order that each party may have the full opportunity to do so, Redpoint, Robcor and Merger Sub shall furnish each party and its representatives during such period with all such information concerning the affairs of Redpoint, Robcor or Merger Sub as each party or its representatives may reasonably request and cause Redpoint, Robcor or Merger Sub and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives.  Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

4.2           Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other Persons the consent or approval of which, or the license or permit from which is required for the consummation of the Merger and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

4.3           Conduct of Business.  Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing.  In addition, without the prior written consent of Redpoint, none of Robcor, Merger Sub or the Robcor Stockholders (as it relates to Robcor and Merger Sub) shall enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Redpoint.  Without the prior written consent of Redpoint, Robcor, Merger Sub or the Robcor Stockholders, as the case may be, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

4.4           Litigation.  From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or stockholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of Redpoint, Robcor or Merger Sub.

4.5           Notice of Default.  From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

4.6           Continuation of Insurance Coverage.  From the date hereof to the Closing, each party hereto shall keep in full force and effect insurance coverage for its assets and operations comparable in amount and scope to the coverage now maintained covering its assets and operations.

4.7           Prohibited Actions.  From and after the execution and delivery of this Agreement and until the Effective Time, Robcor will not, without Redpoint’s written consent (except as otherwise provided for or contemplated in the PPM, this Agreement or the Put Option Agreement):

(a)           amend its Articles of Incorporation or Bylaws;

(b)           issue any stock options, warrants or other rights calling for or permitting the issue, transfer, sale or delivery of its capital stock;

(c)           pay or declare any cash dividend or other dividend or distribution with respect to its capital stock;

(d)           issue, transfer, sell or deliver any shares of its capital stock (or securities exercisable or exchangeable for or convertible into with or without additional consideration, such capital stock);

(e)           redeem, purchase or otherwise acquire for any consideration any outstanding shares of its capital stock or securities carrying the right to acquire, or convertible into or exchangeable, with or without additional consideration for, such stock;

(f)            merge or consolidate with any corporation;

(g)           borrow money from any party or pledge assets for any purpose;

(h)           sell, lease, trade, exchange or otherwise dispose of any capital assets;

(i)            authorize, incur or commit to any single obligation in excess of $5,000;

(j)            authorize, incur or commit to capital expenditures exceeding $5,000 in the aggregate in any fiscal quarter;

(k)           increase the compensation, whether salary, bonus, fee, fringe benefit or other, payable by it to any of its officers or directors;

(l)            effect any sale, lease, transfer, pledge or disposition of assets outside of the ordinary course of business;

(m)          liquidate, dissolve or terminate its corporate existence;

(n)           enter into any contract (including, without limitation, any purchase or supply agreement, lease, or employment agreement) outside the ordinary course of business;

(o)           enter into any employment or consulting contract;

(p)           adopt (i) any bonus or employee benefit plan or program, or (ii) any amendment to or change in any such plan or program;

(q)           make any investment in, advance to, loan to, or guarantee of any debt or other obligation of any Person;

(r)            make any material change in the method of accounting except as may be required by generally accepted accounting principles;

(s)           take any significant action relating its financial statements or to tax returns;

(t)            discontinue any substantial part of its business;

(u)           make any material changes in its business;

(v)           institute, settle or concede to any lawsuits or claims involving over $5,000 in the aggregate or which could have a material adverse effect on it; or

(w)          engage in any other transaction not in the ordinary course of business; or

(x)            enter into any contract with respect to any of the foregoing.

4.8           Publicity.  Redpoint, Merger Sub and Robcor will consult with each other before making any public announcements with respect to the Merger or the transactions contemplated hereby, and any public announcements shall be made only at such time and in such manner as Redpoint, Merger Sub, Robcor and the Placement Agents shall mutually agree.

4.9           Business Continuation.  Following the Merger, the Surviving Corporation will continue the historic business of Redpoint and/or use at least a significant portion of Redpoint’s historic business assets in a business.

4.10         Assistance with 8-K Filing and Other Subsequent Filings.  Robcor will provide Redpoint with all necessary information and reasonable assistance in order for Redpoint to prepare, on behalf of Robcor, a Current Report on Form 8-K relating to the Merger and the transactions relating thereto, to be filed by Redpoint with the Securities and Exchange Commission promptly after completion of the Merger, and cooperate with all future filings for Robcor or Redpoint relating to all periods prior to Closing.

ARTICLE 5

CONDITIONS TO CLOSING
AND POST-CLOSING COVENANTS

5.1           Conditions to Obligations of Redpoint.  The obligations of Redpoint under this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of each of the following conditions:

(a)           Closing Deliveries.  At the Closing, Robcor shall have delivered or caused to be delivered to Redpoint the following:

(i)            resolutions duly adopted by the Board of Directors of each of Robcor and Merger Sub and the sole stockholder of Merger Sub, and authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

(ii)           a certificate of good standing for each of Robcor and Merger Sub from their jurisdiction of incorporation and the various foreign jurisdictions in which they are qualified, dated not earlier than three (3) days prior to the Closing Date;

(iii)          subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, written resignations of all officers and directors of Robcor in office immediately prior to the Closing, and board resolutions electing the following individuals to the positions with Robcor listed opposite their names below:

F. Raymond Salemme, Ph.D.	Chief Executive Officer and Director
Susan M. Welsh, M.D., MBA	President
Scott M. Horvitz	Chief Financial Officer, Treasurer and Secretary
Robert W. Bryant, Ph.D.	Vice President- Discovery Research
Robert Chefitz	Director
Leif Kjaergaard, Ph.D.	Director
David Patchen	Director
Philip L. Smith, Ph.D.	Director

(iv)          certificates from each of Robcor, Merger Sub and the Robcor Stockholders representing that the information set forth in Section 5.1(b) is true as of the Closing Date;

(v)           a certificate, dated the Closing Date, executed by the President and Chief Financial Officer of each of Robcor and Merger Sub, certifying that, except for the filing of the Merger Certificate: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the Merger Certificate and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties required for the Merger have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Merger Certificate or the carrying out of the transactions contemplated by any of the Transaction Documents (as defined in the Placement Agency Agreement);

(vi)          evidence of cancellation of 1,150,000 shares of Robcor Common Stock held by Heitz;

(vii)         an executed copy of the registration rights agreement in the form attached as
Appendix E to the PPM;

(viii)        an executed copy of the registration rights agreement, dated March [9], 2007, by and among Robcor and certain existing stockholders of Redpoint, in the form attached as Exhibit D hereto; and

(ix)           such other documents as Redpoint may reasonably request in connection with the transactions contemplated hereby.

(b)           Representations and Warranties to be True.  The representations and warranties of Robcor, Merger Sub and the Robcor Stockholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  Robcor, Merger Sub and the Robcor Stockholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           Equity Financing.  Prior to the Closing Date, Redpoint shall have in escrow amounts from the Equity Financing of at least $20,000,000.

(d)           Stockholder Consent.  A requisite percentage of the Redpoint stockholders shall have approved the Merger.

(e)           Opinion of Counsel.  Redpoint shall have received an opinion of counsel, which shall also name the Placement Agents as an addressee, in form and substance satisfactory to Redpoint, from counsel to Robcor and the Merger Sub as to matters as Redpoint or its counsel may reasonably request.

(f)            No Restraining Action.   No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Merger Certificate or the carrying out of the transactions contemplated by this Agreement.

5.2           Conditions to Obligations of Robcor, Merger Sub and the Robcor Stockholders.  The obligations of Robcor, Merger Sub and the Robcor Stockholders under this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of each of the following conditions:

(a)           Closing Deliveries.  On the Closing Date, Redpoint shall have delivered to Robcor such documents as Robcor may reasonably request in connection with the transactions contemplated hereby.

(b)           Representations and Warranties to be True.  The representations and warranties of Redpoint herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  Redpoint shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

5.3           Spinoff.  Robcor shall have distributed its entire membership interest in Robcor, LLC to Heitz and Heitz shall have assumed all of the pre-Closing liabilities of Robcor, LLC of any kind whatsoever immediately following the Closing (the “Spinoff”).  The Spinoff, which will occur immediately following the Closing, will be effected in compliance with all applicable laws, including without limitation, the applicable provisions of the Florida BCA and Kentucky Revised Statutes and any other applicable state and federal laws.  The consummation of the Spinoff will not require any consent, release, waiver or approval that would adversely affect Robcor.  The consummation of the Spinoff will not give rise to or trigger the application of any right of any third party that has not been waived by such party in a writing signed by it.  The consummation of the Spinoff will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Articles of Incorporation or Bylaws of Robcor; (b) any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement, contract or other instrument or obligation (whether oral or written) to which Robcor is or was a party or by which Robcor is or was bound; or (c) any federal, state, local or foreign statute, law concession, grant, franchise, permit or other governmental authorization or approval applicable to Robcor.

ARTICLE 6

TERMINATION; AMENDMENT; WAIVER

6.1           Termination by Mutual Agreement.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by Redpoint stockholders, by mutual written consent of Redpoint and Robcor by action of their respective Boards of Directors.

6.2           Termination by either Robcor or Redpoint.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Robcor or Redpoint if:

(a)           the Merger shall not have been consummated by April 6, 2007, whether such date is before or after the date of approval of the Merger by Redpoint stockholders (the “Termination Date”); or

(b)           any law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by Redpoint stockholders and Robcor stockholders); provided, however, that the right to terminate this Agreement pursuant to this Section 6.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

6.3           Termination by Redpoint.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by Redpoint stockholders and Robcor stockholders by action of Redpoint’s Board of Directors, if:

(a)           (i) any of Robcor’s representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 5.1 would not be satisfied, or (ii) if (A) any of Robcor’s representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 5.1 would not be satisfied and (B) such inaccuracy has not been cured by Robcor within ten (10) business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) Robcor’s representation and warranties with respect to its capitalization are inaccurate such that there are shares or rights to obtain shares outstanding in addition to those initially disclosed;

(b)           Redpoint’s due diligence examination of Robcor and its assets and business reveals information that varies materially or adversely from the understandings upon which Redpoint agreed to proceed with the transactions contemplated by this Agreement, as determined by Redpoint in its reasonable discretion;

(c)           Redpoint receives an unsolicited proposal or offer from any Person other than Robcor or any of its affiliates, or a solicited or unsolicited proposal or offer from any entity with which Redpoint has had merger or acquisition discussions within the thirty (30) day period prior to the date hereof, or any affiliate thereof, for a tender or exchange offer, merger, consolidation or other business combination involving Redpoint or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of Redpoint (an “Acquisition Proposal”), and the Board of Directors of Redpoint determines in good faith that its fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; or

(d)                                 since the date of this Agreement, Robcor shall have suffered any material adverse effect on its financial condition, results of operations or business.

6.4                                 Termination by Robcor.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by Redpoint stockholders and Robcor stockholders, by action of the Board of Directors of Robcor, if (i) any of Redpoint’s representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 5.2 would not be satisfied, or (ii) if (A) any of Redpoint’s representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 5.2 would not be satisfied and (B) such inaccuracy has not been cured by Redpoint within ten (10) business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given.

6.5                                 Effect of Termination and Abandonment.  In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 6, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

ARTICLE 7

INDEMNIFICATION

7.1                                 Survival of Warranties.

(a)                                  Representations, Warranties and Covenants made by Robcor, Robcor, LLC, Merger Sub and the Robcor Stockholders.  All representations, warranties and covenants made by Robcor, Robcor, LLC, Merger Sub and the Robcor Stockholders herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect for a period of twelve (12) months following the Closing Date, except that the representations and warranties contained in Section 3.10 shall survive until sixty (60) days following the expiration of the applicable statute of limitations.  Notwithstanding the preceding sentence, any claim for indemnity for breach of a representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which such representation or warranty otherwise would terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

(b)                                 Representations, Warranties and Covenants made by Redpoint.  All representations, warranties and covenants made by Redpoint herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect for a period of twelve (12) months following the Closing Date.  Notwithstanding the preceding sentence, any claim for indemnity for breach of a representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which such representation or warranty otherwise would terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

7.2                                 Indemnification.

(a)                                  Redpoint Indemnification.  From and after the Closing and for a period of twelve (12) months following the Closing Date, subject to the limitations set forth in this Article 7, Redpoint will indemnify, defend, and hold harmless Robcor, Robcor, LLC, Merger Sub, the Robcor Stockholders and their respective stockholders, officers, directors, agents, attorneys and employees (the “Robcor Indemnified Persons”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, attorneys’ fees and expenses of investigation and defense (net of any directly related insurance payments or recoveries received or to be received from third party insurers) (collectively, “Robcor Damages”) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Redpoint in this Agreement or any exhibit or schedule to this Agreement (each a “Redpoint Breach” and collectively, “Redpoint Breaches”).

(b)                                 Robcor, Robcor, LLC, Merger Sub and the Robcor Stockholders Indemnification.

(i)                                     From and after the Closing and for a period of twelve (12) months following the Closing Date, subject to the limitations set forth in this Article 7 and as modified by Section 7.2(b)(ii), Robcor, Robcor, LLC, Merger Sub and the Robcor Stockholders will, jointly and severally, indemnify, defend, and hold harmless Redpoint and its respective stockholders, officers, directors, agents, attorneys and employees (the “Redpoint Indemnified Persons”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, attorneys’ fees and expenses of investigation and defense (net of any directly related insurance payments or recoveries received or to be received from third party insurers) (collectively, “Redpoint Damages”) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Robcor, Robcor, LLC, Merger Sub and/or the Robcor Stockholders in this Agreement or any exhibit or schedule to this Agreement (each a “Robcor Breach” and collectively, “Robcor Breaches”).

(ii)                                  From and after the Closing and for a period of sixty (60) days following the expiration of the applicable statute of limitations, Robcor, LLC and the Robcor Stockholders will, jointly and severally, indemnify, defend, and hold harmless the Redpoint Indemnified Persons from Redpoint Damages arising out of any misrepresentation or breach of or default in connection with any of the representations and warranties set forth in

Section 3.10 and any Taxes (including, without limitation, any obligation to contribute to the payment of a tax determined on a combined or unitary basis with respect to a group of corporations that includes or included Robcor, Robcor, LLC or Merger Sub) imposed on the Redpoint Indemnified Persons or for which the Redpoint Indemnified Persons may otherwise be liable for any Pre-Closing Tax Period or with respect to the Spinoff or the Merger to the extent that such Taxes are not reflected as liabilities on Robcor’s Financial Statements.

7.3                                 No Liability for Stockholders.  Except as otherwise set forth in this Agreement, in no event shall the stockholders of Redpoint be liable to Robcor, Robcor, LLC, Merger Sub, the Robcor Stockholders, or nor shall the stockholders of Robcor be liable to Redpoint or the other indemnitees described in Section 7.2, for any consequential, exemplary, punitive, or speculative damages, except to the extent any such otherwise excluded damages are a component of Damages which arise out of a third party claim for which such indemnified party becomes liable and for which third party claim they are entitled to indemnification pursuant to this Article 7.

7.4                                 Indemnification by Heitz and Robcor, LLC.  Heitz and Robcor, LLC hereby agree to, jointly and severally, indemnify and hold harmless Robcor and Redpoint and any agents or employees of either Robcor or Redpoint for a period of eighteen (18) months from the date of this Agreement from and against any and all loss, damage or liability due to or arising from the conduct of business or operations of Robcor, LLC by Heitz or Robcor, LLC, or the use of any properties, premises or site controlled, utilized, owned or operated by Robcor and Robcor, LLC.

ARTICLE 8

DEFINITIONS

8.1                                 Definitions.  When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 8.1, or in the applicable Section of this Agreement to which reference is made in this Section 8.1.

“CERCLA” shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Business Location” shall mean any premises currently or previously owned or operated by Robcor or Robcor, LLC.

“Environmental Law” shall mean any federal, state or local law, statute, regulation, order or Permit issued to Robcor, judgment entered against Robcor, or the common law, relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any such law, statute, regulation, order, Permit, judgment or the common law pertaining to:  (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of

Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vi) the protection of wild life, marine life and wetlands, and endangered and threatened species; (vii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles.  As used above, the term “release” shall have the meaning set forth in CERCLA.

“Equity Financing” shall mean the private offering of units (“Units”) comprised of one (1) share of Robcor Common Stock and a three-year warrant to buy 25% of the number of shares of Robcor Common Stock purchased with a cash exercise price of $3.75 per share, and which Units are being offered at a purchase price of $2.25 per Unit to “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act, pursuant to the terms of the PPM.

“Florida BCA” shall mean the Business Corporation Act of the State of Florida.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Entity” shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

“Materials of Environmental Concern” shall mean any:  pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other chemical or material (or article containing such chemical or material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

“Permits” shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

“Person” shall mean any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, governmental authority, unincorporated entity or organization of any kind.

“Placement Agency Agreement” shall mean that certain Placement Agency Agreement dated December 4, 2006 by and among Redpoint and the Placement Agents.

“Placement Agents” shall mean National Securities Corporation and Brean Murray, Carret & Co., LLC, both registered broker-dealers and members of the National Association of Securities Dealers, Inc.

“PPM” shall mean Redpoint’s Confidential Private Placement Memorandum, dated December 4, 2006, and all exhibits and supplements thereto, up to the date hereof, relating to the Equity Financing.

“Pre-Closing Tax Period” means any taxable period or portion thereof that is not a Post-Closing Tax Period.  “Post-Closing Tax Period” means any taxable period or portion thereof beginning after the Closing Date.  If a taxable period begins on or prior to the Effective Date and ends after the Effective Date, then the portion of the taxable period that begins on the day following the Effective Date shall constitute a Post-Closing Tax Period.  For the avoidance of doubt, for purposes of this Agreement, any Tax resulting from the transactions contemplated by this Agreement is attributable to the Pre-Closing Tax Period.  In the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes, but does not end on, the Effective Date, the portion of such Tax which relates to the portion of such taxable period ending on the Effective Date shall in the case of any Taxes, other than Taxes based upon or related to income or receipts, or franchise Taxes, or Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding, or ad valorem Taxes, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Effective Date and the denominator of which is the number of days in the entire taxable period.  In the case of all other Taxes arising in a taxable period that includes, but does not end on, the Closing Date the allocation of such Taxes between the Pre-Closing Tax Period and the Post-Closing Tax Period shall be made on the basis of an interim closing of the books as of the end of the Effective Date.

“Put Option Agreement” shall mean the Put Option Agreement dated May 9, 2006, by and among Halter Financial Investments, L.P., Robcor and Heitz.

“Reorganization Merger” shall mean the second merger following the Merger in which Robcor shall merge with and into Redpoint in order to (i) change the domicile of Robcor from a Florida corporation to a Delaware corporation, (ii) change the name of Robcor to “Redpoint Bio Corporation”, and (iii) effect a reverse stock split of the shares of Robcor Common Stock.

“Subscription Agreement” shall mean the Subscription Agreements by and among each of the investors in the Equity Financing and Redpoint, which have been or will be executed in connection with the Equity Financing.

“Tax” or “Taxes” (and with correlative meaning, “Taxation”) means (whether disputed or not) any tax and any duty, impost, levy custom, fee, or government charge or other like assessment (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto), imposed by any government entity or other taxing authority, including (without limitation) income tax, alternative minimum tax, national insurance and social security contributions, capital gains tax, value added tax, customs, excise and import duties, franchise tax, windfall or other profits taxes, gross receipts tax, property tax, sales tax, use tax, occupation taxes, capital stock tax, payroll tax, employment tax, worker’s compensation, unemployment tax, net worth tax, taxes in the nature of withholding, ad valorem tax, stamp tax, transfer tax, or gains taxes or escheat or unclaimed property, including any liability for the payment of the foregoing as a result of being or having been a member of an affiliated, consolidated, combined, unitary or aggregate group and any liability for the payment of the foregoing as a result of being or having been party to any tax sharing agreement or any express or implied obligation to indemnify any other person.

“Tax Return” means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

8.2                                 Other Defined Terms.  The following terms have the meanings assigned to such terms in the Sections of the Agreement set forth below:

Agreement	Preamble
Acquisition Proposal	6.3(c)
Closing	1.10
Closing Date	1.10
Code	Recitals
DGCL	Recitals
Effective Time	1.1(a)
Exchange Act	1.3(b)
Halter	Preamble
Heitz	Preamble
Junior Preferred Stock	1.4(b)
Lien	3.11
Merger	Recitals
Merger Certificate	1.1(b)
Merger Sub	Preamble
Plans	1.9
Redpoint	Preamble
Redpoint 5% Notes	1.4(c)
Redpoint Breach	7.2(a)
Redpoint Certificates	1.7(a)
Redpoint Common Stock	1.4(a)
Redpoint Damages	7.2(b)
Redpoint Disclosure Schedule	Article 2
Redpoint Indemnified Persons	7.2(b)
Redpoint Options	1.4(d)
Redpoint Preferred Stock	1.4(b)
Redpoint Warrants	1.4(e)
Redpoint’s Audited Financials	2.6(a)
Redpoint’s Financials	2.6(b)
Redpoint’s Interim Financials	2.6(b)
Robcor	Preamble
Robcor Breach	7.2(b)
Robcor Common Stock	3.2
Robcor Damages	7.2(a)
Robcor Disclosure Schedule	Article 3
Robcor Indemnified Persons	7.2(a)
Robcor, LLC	Preamble

Robcor Preferred Stock	3.2
Robcor Shares	1.4
Robcor Stockholders	Preamble
Robcor’s Audited Financials	3.7(a)
Robcor’s Financial Statements	3.7(b)
SEC Documents	3.6(a)
Securities Act	1.11
Series A Preferred Stock	1.4(b)
Spinoff	5.3
Surviving Corporation	1.1(a)
Termination Date	6.2(a)

ARTICLE 9

GENERAL PROVISIONS

9.1                                 Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested.  In each case notice shall be sent to the recipient as set forth below:

If to Redpoint, to:

Redpoint Bio Corporation

2005 Eastpark Blvd.

Cranbury, NJ 08512-3515

Attn:  Scott Horvitz

Facsimile:  (609) 860-5900

With a required copy to:

Morgan, Lewis & Bockius, LLP

502 Carnegie Center

Princeton, New Jersey  08540

Attn:  Andrew P. Gilbert, Esq.

Facsimile:  (609) 919-6701

If to Robcor, Robcor, LLC or Merger Sub, to:

Robcor Properties, Inc.

3503 Castlegate Court

Lexington, Kentucky  40502

Attn: Michael Heitz

Facsimile:  (940) 455-7337

If to Halter, to:

Halter Financial Investments, L.P.

12890 Hilltop Road

Argyle, Texas  76226

Attn: Timothy P. Halter

Facsimile:  (940) 455-7337

No notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.2                                 Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3                                 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4                                 Miscellaneous.  This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other Person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5                                 Separate Counsel.  Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6                                 Governing Law; Venue.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.  Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in Delaware and each party hereby waives any right to object to the convenience of such venue.

9.7                                 Counterparts and Facsimile Signatures.  This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or electronic mail, which facsimile or electronic mail shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

9.8                                 Amendment.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

9.9                                 No Third Party Beneficiaries.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.  This Agreement shall not be deemed to confer upon any Person not a party hereto any rights or remedies hereunder.  Notwithstanding the foregoing, the Placement Agents are the third party beneficiaries to the representations and warranties made by Redpoint in Article 2 of this Agreement and by Robcor, Merger Sub and the Robcor Stockholders in Article 3 of this Agreement.

9.10                           Waiver.  No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition.  No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies.  All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11                           Expenses.  At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

9.12                           Schedules.  If there is any inconsistency between the statements in the body of this Agreement and those in the schedules (other than an exception expressly set forth in the schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

9.13                           Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

9.14                           Incorporation of Exhibits and Schedules.  The exhibits, schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

9.15                           Titles.  The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

9.16                           Tax Treatment of Merger.

(a)                                  The parties hereto intend, acknowledge, and agree as follows with respect to the tax treatment of the Merger, and other transactions contemplated by this Agreement, to the fullest extent permitted by law:

(i)                                     It is intended that this Agreement be treated as a “Plan of Reorganization” within the meaning of Section 368 of the Code.

(ii)                                  It is intended that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code.  Accordingly, it is further intended that the transactions contemplated by the Agreement not be taxable to the stockholders of Redpoint pursuant to Section 354 of the Code.

(b)                                 The parties to this Agreement agree to prepare all books and records, and file all Tax Returns, and otherwise treat the transactions contemplated by this Agreement, in a manner consistent with this Section 9.16.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first written above.

REDPOINT BIO CORPORATION

By:	/s/ F. RAYMOND SALEMME, PH.D.
Name:	F. Raymond Salemme, Ph.D.
Title:	Chief Executive Officer

ROBCOR PROPERTIES, INC.

By:	/s/ TIMOTHY P. HALTER
Name:	Timothy P. Halter
Title:	President

ROBCOR ACQUISITION CORP.

By:	/s/ TIMOTHY P. HALTER
Name:	Timothy P. Halter
Title:	President

ROBCOR, LLC

By:	/s/ MICHAEL HEITZ
Name:	Michael Heitz
Title:	Manager

ROBCOR STOCKHOLDERS:

Halter Financial Investments, L.P.

By:	/s/ TIMOTHY P. HALTER
Name:	Timothy P. Halter
Title:	Chairman

/s/ MICHAEL HEITZ
Michael Heitz

SCHEDULE A

Exchange of Securities

SCHEDULE B

Robcor Common Stock To Be Issued at Closing of Equity Financing

EXHIBIT A

CERTIFICATE OF MERGER

MERGING

ROBCOR ACQUISITION CORP.

WITH AND INTO

REDPOINT BIO CORPORATION

Pursuant to Section 251 of the

General Corporation Law of the State of Delaware

Pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned authorized person on behalf of Redpoint Bio Corporation, a Delaware corporation (the “Surviving Corporation”), that is the surviving entity resulting from the merger (the “Merger”) of Robcor Acquisition Corp., a Delaware corporation (the “Merger Sub”), with and into the Surviving Corporation, hereby certifies as follows:

FIRST:             The names and jurisdictions of formation and organization of the constituent business entities in the Merger (the “Constituent Corporations”) are:

Name:                                                        Jurisdiction:

Redpoint Bio Corporation                             Delaware

Robcor Acquisition Corp.                             Delaware

SECOND:        An Agreement and Plan of Merger dated as of March 12, 2007 (the “Plan of Merger”), by and among the parties to the Merger and Robcor Properties, Inc., a publicly traded Florida corporation (“Robcor”), Robcor, LLC, a Kentucky limited liability company and wholly-owned subsidiary of Robcor and Halter Financial Investments, L.P., a Texas limited partnership and Michael Heitz, as stockholders of Robcor, setting forth, among other things, the terms and conditions of the Merger of the Merger Sub with and into the Surviving Corporation has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL.

THIRD:            The name of the business entity surviving the Merger is: Redpoint Bio Corporation.

FOURTH:        The executed Agreement and Plan of Merger and Restated Certificate of Incorporation of the Surviving Corporation are on file at the principal place of business of the Surviving Entity, the address of which is 2005 Eastpark Boulevard, Cranbury, New Jersey 08512.

FIFTH:             That the effective time of the Merger shall be upon the filing of this Certificate of Merger (the “Effective Time”).

SIXTH: That the Restated Certificate of Incorporation of the Surviving Corporation shall be its Restated Certificate of Incorporation.

SEVENTH:      That a copy of the executed Agreement and Plan of Merger will be furnished, on request and without cost, to any member or other person holding an interest in either of the Constituent Corporations.

IN WITNESS WHEREOF, Robcor Acquisition Corp. and Redpoint Bio Corporation have caused this Certificate of Merger to be signed by each of their respective officers this         day of March, 2007.

REDPOINT BIO CORPORATION

By:
Name:	F. Raymond Salemme
Title:	Chief Executive Officer

ROBCOR ACQUISITION CORP.

By:
Name:	Timothy P. Halter
Title:	President

EXHIBIT B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

REDPOINT BIO CORPORATION

* * * * * * * * * * * *

Redpoint Bio Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.             The name of the corporation is Redpoint Bio Corporation (the “Corporation”).  The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 16, 1995.  An Amended and Restated Certificate was filed on November 10, 2003.  A Certificate of Amendment was filed on September 13, 2004.  A Certificate of Amendment was filed on May 25, 2006. A Certificate of Amendment was filed on November 29, 2006.  The Corporation was originally incorporated under the name Linguagen Corp.

2.             Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation.

3.             The text of the Certificate of Incorporation, together with all subsequent amendments and restatements, is hereby amended and restated in its entirety to read as follows:

                FIRST:                   The name of the corporation is:  Redpoint Bio Corporation

                SECOND:              The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.  The name of its registered agent at such address is Corporation Service Company.

                THIRD:  The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                FOURTH:              The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Fifty million shares comprised of (i) Forty Five Million (45,000,000) shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.            COMMON STOCK.

1.             General.  The voting rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.             Voting.  The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

B.            PREFERRED STOCK.

1.             Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.  Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.  Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

2.             Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware.  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.  Except as otherwise provided in this Amended and Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this

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Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

3.             The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

                FIFTH:                   The Corporation shall have perpetual existence.

                SIXTH:                  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter and repeal the By-Laws of the Corporation.

                SEVENTH:            Elections of directors need not be by written ballot unless the By-Laws of the Corporation so provide.  Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the Corporation.

                EIGHTH:                Directors of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time such amendment, modification or repeal.

                NINTH:                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another Corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to

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hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

As a condition precedent to an Indemnitee’s right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought.  With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made under this Article if it is determined that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful.

The Corporation shall not indemnify an Indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.  In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no

4

disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

The rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees.  The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

*****

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IN WITNESS WHEREOF, the Amended and Restated Certificate of Incorporation has been signed under the seal of the Corporation this       day of March, 2007.

REDPOINT BIO CORPORATION

By:
Name:	F. Raymond Salemme, Ph.D.
Title:	Chief Executive Officer

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EXHIBIT C

BY-LAWS

OF

REDPOINT BIO CORPORATION

BY-LAWS

i

3.8	President; Chief Executive Officer	8
3.9	Vice Presidents	9
3.10	Secretary and Assistant Secretaries	9
3.11	Treasurer and Assistant Treasurers	9
3.12	Salaries	10

ARTICLE IV CAPITAL STOCK		10
4.1	Issuance of Stock	10
4.2	Certificates of Stock	10
4.3	Transfers	11
4.4	Lost, Stolen or Destroyed Certificates	11
4.5	Record Date	11

ARTICLE V GENERAL PROVISIONS		12
5.1	Fiscal Year	12
5.2	Corporate Seal	12
5.3	Waiver of Notice	12
5.4	Voting of Securities	12
5.5	Evidence of Authority	12
5.6	Certificate of Incorporation	12
5.7	Transactions with Interested Parties	12
5.8	Severability	13
5.9	Pronouns	13

ARTICLE VI AMENDMENTS		13
6.1	By the Board of Directors	13
6.2	By the Stockholders	13

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BY-LAWS

OF

REDPOINT BIO CORPORATION

ARTICLE I

STOCKHOLDERS

1.1           Place of Meetings.  All meetings of stockholders shall be held at such place as may be designated from time to time by the Board of Directors, the Chairman of the Board or the President or, if not so designated, at the principal office of the corporation.  The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in a manner consistent with the General Corporation Law of the State of Delaware.

1.2           Annual Meeting.  Unless directors are elected by consent in lieu of an annual meeting, the annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board or the President (which date shall not be a legal holiday in the place where the meeting is to be held).  If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

1.3           Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President, but such special meetings may not be called by any other person or persons.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4           Notice of Meetings.  Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.  If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.  If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

1.5           Voting List.  The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.6           Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy, shall constitute a quorum for the transaction of business.  A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7           Adjournments.  Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these By-laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting.  It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.8           Voting and Proxies.  Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation.  Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action without a meeting, may vote or express such consent or dissent in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or

2

persons to vote or act for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation.  No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9           Action at Meeting.  When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on such matter), except when a different vote is required by law, the Certificate of Incorporation or these By-Laws.  When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast on the election.

1.10         Conduct of Meetings.

(a)           Chairman of Meeting.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting.  The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)           Rules, Regulations and Procedures. The Board of Directors of the corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting.  Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of

3

Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

1.11         Action without Meeting.

(a)           Taking of Action by Consent.  Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.  Except as otherwise provided by the Certificate of Incorporation, stockholders may act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

(b)           Electronic Transmission of Consents.  A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c)           Notice of Taking of Corporate Action.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to

4

those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

ARTICLE II

DIRECTORS

2.1           General Powers.  The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-laws.

2.2           Number; Election and Qualification.  The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the stockholders or the Board of Directors, but in no event shall be less than one.  The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.  The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election.  Directors need not be stockholders of the corporation.

2.3           Enlargement of the Board.  The number of directors may be increased at any time and from time to time by the stockholders or by a majority of the directors then in office.

2.4           Tenure.  Each director shall hold office until the next annual meeting and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.

2.5           Vacancies.  Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.

2.6           Resignation.  Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the Chairman of the Board, the President or the Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

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2.7           Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.  A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.8           Special Meetings.  Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

2.9           Notice of Special Meetings.  Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting.  Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram, telecopy or electronic mail, or delivering written notice by hand, to such director’s last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (iii) by sending written notice, via first-class mail or reputable overnight courier, to such director’s last known business or home address at least 72 hours in advance of the meeting.  A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.10         Meetings by Conference Communications Equipment.  Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.11         Quorum.  A majority of the directors at any time in office shall constitute a quorum for the transaction of business.  In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified.  In no case, however, shall less than one-third of the number of directors fixed pursuant to Section 2.2 of these By-laws constitute a quorum.  In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.12         Action at Meeting.  At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-laws.

2.13         Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

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2.14         Removal.  Except as otherwise provided by the General Corporation Law of the State of Delaware, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

2.15         Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.  Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request.  Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors.

2.16         Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.  No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

3.1           Titles.  The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors may determine, including a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries.  The Board of Directors may appoint such other officers as it may deem appropriate.

3.2           Election.  The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of

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stockholders.  Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3           Qualification.  No officer need be a stockholder.  Any two or more offices may be held by the same person.

3.4           Tenure.  Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

3.5           Resignation and Removal.  Any officer may resign by delivering a written resignation to the corporation at its principal office or to the Chief Executive Officer or the Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

3.6           Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary.  Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

3.7           Chairman of the Board.  The Board of Directors may appoint from its members a Chairman of the Board.  If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.8 of these By-laws.  Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders.

3.8           President; Chief Executive Officer.  Unless the Board of Directors has designated the Chairman of the Board or another person as the corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation.  The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors.  The President shall perform such other duties and shall have

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such other powers as the Board of Directors and the Chief Executive Officer (if the Chairman of the Board or another person is serving in such position) may from time to time prescribe.

3.9           Vice Presidents.  Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10         Secretary and Assistant Secretaries.  The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.  In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11         Treasurer and Assistant Treasurers.  The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.  In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe.  In the event of

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the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of  Directors) shall perform the duties and exercise the powers of the Treasurer.

3.12         Salaries.  Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV

CAPITAL STOCK

4.1           Issuance of Stock.  Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

4.2           Certificates of Stock.  Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such holder in the corporation.  Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the Chief Executive Officer, President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.  Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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4.3           Transfers.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

4.4           Lost, Stolen or Destroyed Certificates.  The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5           Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.  Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 10 days after the date of adoption of a record date for a consent without a meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.  If no record date is fixed, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first consent is properly delivered to the corporation.  If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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ARTICLE V

GENERAL PROVISIONS

5.1           Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2           Corporate Seal.  The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3           Waiver of Notice.  Whenever notice is required to be given by law, by the Certificate of Incorporation or by these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4           Voting of Securities.  Except as the Board of Directors may otherwise designate, the Chief Executive Officer, President or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

5.5           Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6           Certificate of Incorporation.  All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

5.7           Transactions with Interested Parties.  No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors at which the contract or transaction is authorized or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a)           The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the

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committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b)           The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)           The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

5.8           Severability.  Any determination that any provision of these By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-laws.

5.9           Pronouns.  All pronouns used in these By-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VI

AMENDMENTS

6.1           By the Board of Directors.  These By-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

6.2           By the Stockholders.  These By-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

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EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of this 12th day of March, 2007, by and among Robcor Properties, Inc., a publicly traded Florida corporation (the “Company”) and the Persons (as defined below) listed on Exhibit A and Exhibit B hereto (the “Existing Stockholders”).

RECITALS

WHEREAS, the Company has negotiated an Agreement and Plan of Merger by and among Redpoint Bio Corporation, a Delaware corporation (“Redpoint”), on the one hand, and the Company, Robcor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Robcor, LLC, a Kentucky limited liability company and wholly-owned subsidiary of the Company and Halter Financial Investments, L.P., a Texas limited partnership, and Michael Heitz, as stockholders of the Company, on the other hand (the “Merger Agreement”), whereby Merger Sub is to be merged with and into Redpoint in accordance with the terms of the Merger Agreement and the Delaware General Corporation Law (“DGCL”), with Redpoint continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”), and the outstanding shares of capital stock, convertible notes and certain warrants to purchase capital stock of Redpoint shall be converted into shares of the Company’s Common Stock in accordance with the DGCL on the terms and conditions as set forth in the Merger Agreement;

WHEREAS, as a condition to the consummation of the Merger, Redpoint is conducting an offering (the “Offering”), in which National Securities Corporation and Brean Murray, Carret & Co. are acting as exclusive co-placement agents (the “Placement Agents”), exempt from the registration requirements of the Securities Act (as defined below), pursuant to Regulation D promulgated thereunder, of a minimum offering amount of 8,888,889 units (“Units”) and a maximum offering amount of 12,444,444 Units, each Unit consisting of one share of common stock of the Company (“Unit Share”), and a three-year warrant (“Unit Warrant”) to buy 25% of the number of shares of common stock of the Company purchased with a cash exercise price of $3.75 per share, with a 30-day option granted to Placement Agents to sell up to an additional 2,222,222 Units at the same price per Unit, upon the terms and subject to the conditions described in the Confidential Private Placement Memorandum of Redpoint, as supplemented by Supplement No. 1 dated February 21, 2007, which Units, pursuant to the terms of the Merger Agreement, the Company shall agree to issue in the event of consummation of the Merger;

WHEREAS, the Existing Stockholders hold securities of Redpoint with certain registration rights with respect to their shares of capital stock of Redpoint in accordance with that certain Investor Rights Agreement dated as of November 10, 2003, by and among Redpoint and the Existing Stockholders (the “IRA”);

WHEREAS, pursuant to the terms of the Merger, the shares of capital stock and certain other securities of Redpoint held by the Existing Stockholders will be canceled and converted into shares of Common Stock of the Company;

WHEREAS, in connection with the Merger, the parties desire that the IRA be terminated in its entirety;

WHEREAS, in order to induce the Existing Stockholders to approve the Merger and to terminate the IRA, the Company desires to grant the Existing Stockholders certain registration rights with respect to the shares of Common Stock of the Company that such Existing Stockholders shall receive upon cancellation and conversion of their securities of Redpoint pursuant to the Merger Agreement (such shares of the Company issued to the Existing Stockholders pursuant to the Merger Agreement, the “Merger Shares”);

WHEREAS, it is currently contemplated that at some time after consummation of the Merger, the Company will merge with and into its then wholly-owned subsidiary, Redpoint, and that at such time the Existing Stockholders shall receive shares of common stock of Redpoint in exchange for any shares of Common Stock of the Company then held by them (the “Reorganization Merger”); and

WHEREAS, the Company and the Existing Stockholders intend that the registration rights provided to the Existing Stockholders pursuant to this Agreement shall survive such Reorganization Merger and shall thereafter apply to the shares of common stock of Redpoint received by the Existing Stockholders pursuant to the Reorganization Merger;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
GENERAL

1.1           Certain Definitions.  As used in this Agreement the following terms shall have the following meanings:

                                “Affiliate” has the meaning ascribed to it under Rule 12b-2 promulgated under the Exchange Act.

                                “Common Stock” means the Company’s authorized common stock with no par value.

                                “Demand Holders” means any Existing Stockholder listed on Exhibit A hereto owning of record Registrable Securities, or any transferee or assignee thereof owning of record Registrable Securities with respect to which the transferor’s rights under Article 2 of this Agreement are assigned in accordance with Section 2.8 hereof.

                                “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute in effect, and the rules and regulations of the SEC promulgated thereunder, all as the same may from time to time be in effect.

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                                “Form S-3” means such form promulgated under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                                “Holder” means any Demand Holder or any Non-Demand Holder.

                                “Non-Demand Holders” means any Existing Stockholder listed on Exhibit B hereto owning of record Registrable Securities, or any transferee or assignee thereof owning of record Registrable Securities with respect to which the transferor’s rights under Article 2 of this Agreement are assigned in accordance with Section 2.8 hereof.

                                “Offering Shares” means (i) the Unit Shares issued pursuant to the Offering, and (ii) the shares of Common Stock underlying the Unit Warrants issued pursuant to the Offering.

                                “Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares, Offering Shares or Registrable Securities.

                                “Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

                                “Primary Shares” means, at any time, the authorized but unissued shares of Common Stock or Common Stock held by the Company in its treasury.

                                “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

                                “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                                “Registrable Securities” means (i) the Merger Shares, (ii) any other shares of Common Stock of the Company held by the Existing Stockholders or any transferee or assignee thereof, (iii) any securities issued in exchange for or upon conversion of such Registrable Securities as a result of the Reorganization Merger or any other reorganization, recapitalization, or reclassification (including by consolidation or merger), and (iv) any securities issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of (including as a result of any stock combination or reverse stock split), any of the foregoing securities referenced in clauses (i), (ii) and (iii).  Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a Person to the public pursuant to a registration statement which has been declared effective, or Rule 144 or sold in a private transaction in which the transferor’s rights under Article 2 of this Agreement are not assigned, in each case where the restrictive legends and transfer registrations with respect to the Common Stock are removed and

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the Common Stock in the hands of the purchaser is freely transferable without any restriction or registration under the Securities Act in any public or private transaction.

                                “Registrable Securities then outstanding” means the number of shares determined by calculating the total number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

                                “Registration Expenses” mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees (including all expenses incident to listing the Registrable Securities on a national securities exchange), printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of the Stockholders’ Counsel (as defined in Section 2.5(i)) (which shall not exceed $35,000), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                                “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the Prospectus, amendments, supplements and post-effective amendments to such registration statement, and all exhibits and all material incorporated by reference in such registration statement, except (i) a registration statement on Form S-4 or S-8 or any successor form to such forms, (ii) a registration of securities solely relating to an offering and sale to employees, managers or consultants of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or (iii) a registration of non-convertible debt securities.

                                “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

                                “SEC” or “Commission” means the Securities and Exchange Commission.

                                “Securities Act” means the Securities Act of 1933, as amended or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same may be in effect from time to time.

                                “Selling Expenses” mean all underwriting discounts and selling commissions applicable to the sale.

ARTICLE 2
REGISTRATION

2.1           Demand Registration.

(a)           Subject to the conditions of this Section 2.1, if the Company receives a request from the Demand Holders holding at least twenty five percent (25%) of the Registrable Securities then outstanding held by all Demand Holders (the “Initiating Holders”) that the Company register Registrable Securities with an aggregate offering price of at least $5,000,000, then the Company shall, within fifteen (15) days after the receipt thereof, give written notice of

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such request to all other Demand Holders (the “Non-Initiating Holders”).  A Non-Initiating Holder must notify the Company within thirty (30) days of receipt of such written notice if such Non-Initiating Holder so desires to have its Registrable Securities registered.  The Company will use its best efforts to effect, as soon as practicable, the registration of all Registrable Securities that the Demand Holders request to be registered.

(b)           If the Initiating Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company as a part of their demand pursuant to this Section 2.1 and the Company shall include such information in the notice referred to in Section 2.1(a).  In such event, the right of any Demand Holder to include its Registrable Securities in such registration shall be conditioned upon participation in such underwriting.  The underwriter or underwriters for such offering shall be a nationally recognized underwriter or underwriters selected by the Demand Holders owning a majority of the Registrable Securities requested to be included in such offering and reasonably acceptable to the Company and such underwriter or underwriters shall enter into a reasonable and customary underwriting agreement with the Company.  Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all participating Demand Holders, and the number of shares that may be included in the underwriting and registration shall be allocated pro rata among the participating Demand Holders in accordance with the number of Registrable Securities held by such Demand Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless and until all other securities to be sold by the Company and any Persons that are not Demand Holders are first entirely excluded from the underwriting and registration.

(c)           The Company shall not be required to effect a registration pursuant to this Section 2.1:

(i)            prior to the registration under the Securities Act pursuant to an effective registration statement of the Offering Shares;

(ii)           after the Company has effected two registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective and maintained effective for (A) one hundred twenty (120) days beyond the effective date or (B) until all shares so registered have been sold, whichever period is longer (provided, however, that such two registrations shall not include any registration pursuant to this Section 2.1 in which the number of Registrable Securities registered is reduced by more than twenty percent (20%) of the number of Registrable Securities that the Demand Holders requested to be registered);

(iii)          during the period starting with the date of filing of, and ending on the date six months following the effective date of, a registration statement pertaining to any underwritten public offering made pursuant to this Section 2.1 or in which the Demand Holders were given the opportunity to participate pursuant to Section 2.2 for not less than thirty percent (30%) of the amount of the offering; provided that each registration statement was declared or ordered effective and maintained effective for (A) one hundred twenty (120) days beyond the effective date or (B) until all shares so registered have been sold, whichever period is longer;

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(iv)          if within ten (10) days of receipt of a written request from the Initiating Holders pursuant to Section 2.1(a) the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, that, such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; provided, further, that the Company shall not disclose any information that could be deemed material non-public information of the Company to any of the Initiating Holders during such delayed period; and

(v)           if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

(d)           A requested registration under this Section 2.1 may be rescinded prior to such registration being declared effective by the Commission by written notice to the Company from the Initiating Holders; provided, however, that such rescinded registration shall not count as a registration initiated pursuant to this Section 2.1 if the Company shall have been reimbursed (pro rata by the Initiating Holders or in such other proportion as they may agree) for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration; provided further, however, that such Initiating Holders shall not be required to reimburse the Company if such rescission shall have been caused by, or made in response to, the material adverse effect of an event on the business, prospects, properties, condition (financial or otherwise) or operations of the Company.

2.2           Piggyback Registrations.  If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than a registration on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), the Company shall notify all Holders at least thirty (30) days prior to the filing of any registration statement and will afford each Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder on the same terms and conditions as the other shares participating in the underwriting.  Each Holder desiring to include Registrable Securities in any such registration statement shall notify the Company within twenty (20) days after delivery of the notice from the Company.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of its Registrable Securities in any registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders.  In such event, the right of any Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon the Holder’s participation in the underwriting.  Notwithstanding any other provision of the Agreement, if the underwriter determines in good

6

faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows, first, the Primary Shares being registered by the Company, second, the Registrable Securities held by the Demand Holders (the “Non-Excluded Registrable Securities”) requested to be included in such registration by such Demand Holders pro rata, based on the total number of Non-Excluded Registrable Securities held by such Demand Holders, third, shares held by the Non-Demand Holders, to the extent such shares are Registrable Securities, requested to be included in such registration by such Non-Demand Holders, pro rata, based on the total number of shares of Common Stock held by such Non-Demand Holders, to the extent such shares are Registrable Securities, and fourth, the Other Shares requested to be registered by any other stockholder of the Company on a pro rata basis based on the total number of shares held by such Persons.  No such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

(c)           Inclusion of other Stockholders.  No stockholder of the Company who is not a Holder shall be granted piggyback registration rights that would reduce the number of shares that could be included under this Section 2.2 by the Holders without the consent of Holders owning at least two-thirds (2/3) of the Registrable Securities then outstanding.

2.3           Form S-3 Registration.

(a)           If the Company shall receive from any Demand Holder or Demand Holders a request that the Company effect a registration on Form S-3 or any similar short-form registration statement with respect to all or a part of the Registrable Securities held by the Demand Holders, the Company shall:

(i)            promptly give notice of the proposed registration, and any related qualification or compliance, to all other Demand Holders and shall offer to include in such proposed registration any Registrable Securities requested to be included in such proposed registration by such other Demand Holders who respond in writing to the Company’s notice within thirty (30) days after delivery of such notice (which response shall specify the number of Registrable Securities proposed to be included in such registration); and

(ii)           promptly effect such registration and all such qualifications and compliances as would permit or facilitate the sale and distribution of the Registrable Securities specified in such request, together with the Registrable Securities of any other Demand Holder or Demand Holders joining in such request by notice to the Company given within thirty (30) days after receipt of such notice from the Company.

7

(b)           Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to effect any registration, qualification or compliance pursuant to this Section 2.3:

(i)            if Form S-3 is not available for such offering by the Demand Holders;

(ii)           if the Demand Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; or

(iii)          if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Demand Holders pursuant to this Section 2.3.

(c)           Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.  If the initiating Holders intend to distribute Registrable Securities pursuant to an underwriting, they shall so advise the Company in the demand pursuant to Section 2.1(a).

(d)           The Company will use commercially reasonable efforts to meet the qualification standards for the registration of securities on Form S-3.

2.4           Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 2.1, Section 2.2 or Section 2.3 herein shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Persons selling the securities in proportion to the number of securities sold by such seller or sellers.

2.5           Obligations of the Company.  Whenever required to register any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Use reasonable best efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities and to cause such registration statement to become effective, and, upon the request of the selling Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred and twenty (120) days for a registration pursuant to Section 2.1 and for up to two hundred and seventy (270) days for a registration pursuant to Section 2.3 or, if earlier, until the Holder or Holders have completed the distribution related thereto;

(b)           Use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the applicable period set forth in paragraph (a) above and to cause such amendments and supplements to become and remain effective;

8

(c)           Furnish to the Holders of the Registrable Securities being sold and each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities;

(d)           Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities being sold and register such securities with or obtain the approval of such other governmental authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required so to do but for this subparagraph;

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

(f)            Notify on a timely basis each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and use its best efforts to cause each such amendment and supplement to become and remain effective;

(g)           Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;

(h)           Make available for inspection by the Holders of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the

9

Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) such Information has been made generally available to the public, and (D) the seller of Registrable Securities agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

(i)            At least five business days before filing any registration statement that registers such Registrable Securities, a prospectus relating thereto and any amendments or supplements relating to such registration statement or prospectus, furnish to a single counsel (the “Stockholders’ Counsel”) designated by the holders of a majority of the Registrable Securities being sold, copies of all such documents proposed to be filed, which shall be subject to reasonable approval of the Stockholders’ Counsel (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(j)            Notify the Stockholders’ Counsel promptly in writing (i) of any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(k)           Appoint a transfer agent and registrar (which may be the same entity and which may be the Company) no later than the first registration of any such Registrable Securities;

(l)            Cause such Registrable Securities to be listed on any national securities exchange on which similar securities of the Company are listed or, if similar securities of the Company are not listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc., NASDAQ Global Market, or such other national securities exchange; and

(m)          Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its stockholders, as soon as reasonably practicable, earnings statements which need not be audited covering a period of twelve (12)

10

months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

2.6           Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

2.7           Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the partners, officers, directors, stockholders, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, stockholder, employee, agent, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, employee, agent, director, stockholder, underwriter or controlling Person of such Holder.

(b)           To the extent permitted by law, each Holder will (severally and not jointly), if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, agents and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners,

11

directors, officers or stockholders or any Person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such Person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of and to the extent that they are based upon any untrue statement or alleged untrue statement of material fact contained in written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Holder Violation”); and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such Person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7(b) exceed the net proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and generally summarize such action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.  Notwithstanding the foregoing, if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided in this Section 2.7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.7.

(d)           If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying

12

such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation or Holder Violation, as the case may be, that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall the maximum liability in respect of any contribution by a Holder pursuant to this Section 2.7(d) exceed the net proceeds from the offering received by such Holder.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company and Holders under this Section 2.7 shall survive the transfer of any Registrable Securities or the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.8           Assignment of Registration Rights.  The right to cause the Company to register Registrable Securities pursuant to this Article 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or Affiliate of a Holder, (b) is a Holder’s spouse or lineal descendant or is a trust for the benefit of an individual Holder or his or her spouse or lineal descendant or (c) acquires at least fifty thousand (50,000) shares of the Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and similar events), provided, that (i) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement as evidenced by such transferee’s execution and delivery of an appropriate counterpart signature page or joinder hereto.

2.9           Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

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(b)           File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)           So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.10         Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Article 2 after such time as all such Holder’s Registrable Securities may actually be sold in a single sale without being subject to any volume limitations pursuant to Rule 144.

ARTICLE 3
MISCELLANEOUS

3.1           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware, without applying conflicts of law principles.

3.2           Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators, including any successor or assignee of the Company by operation of law or otherwise.  In the event of consummation of the Reorganization Merger or any other reorganization, recapitalization, or reclassification (including by consolidation or merger) transaction in which the shares of Common Stock held by the Holders are exchanged are converted for securities of another entity, the Company shall ensure that this Agreement shall apply with respect to such securities as if they were shares of Common Stock hereunder and that the terms of this Agreement shall be binding upon the issuer thereof as if the Company hereunder.  This Agreement is not intended to create any third party beneficiaries.

3.3           Entire Agreement.  This Agreement and the other documents delivered pursuant hereto embodies the entire agreement and understanding between the parties hereto with respect to the understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior agreements and understandings relating to such subject matter.

3.4           Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in case any provision of the Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision, as to such jurisdiction, shall be ineffective, without affecting the validity, legality, and enforceability of the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

3.5           Amendment and Waiver.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either

14

retroactively or prospectively), only with the written consent of the Company and the Holders of two-thirds (2/3) of the Registrable Securities then outstanding; provided, however, that any such amendment, modification, or waiver that would adversely affect the rights hereunder of a Demand Holder, in its capacity as a Demand Holder, without similarly affecting the rights hereunder of all Demand Holders of such class, in their capacities as Demand Holders of such class, shall not be effective as to such Demand Holder without its prior written consent.  Any amendment or waiver effected in accordance with this Section 3.5 shall be binding upon each Holder and the Company; and provided, further, however, that any party may waive its rights hereunder with respect to itself without requiring the consent of any other party.

3.6           Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

3.7           Notices.  All notices and consents required or permitted hereunder must be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then the next business day, (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the respective address of the Company set forth on the signature pages hereof(1), of the Holders set forth on Exhibit A and Exhibit B or at such other address as such party may designate in writing to the other parties hereto.

3.8           Headings.  The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

3.9           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Pages Follow]

(1)           Note: Company address needs to be inserted on signatures pages per this provision.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

ROBCOR PROPERTIES, INC.

By:
Name:
Title:

Address:

INVESTORS:

APERTURE CAPITAL, LP

By:
Name:
Title:

CARGILL, INCORPORATED

By:
Name:
Title:

DANISCO VENTURE A/S

By:
Name:
Title:

Raymond Salemme

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

DUKE UNIVERSITY SPECIAL VENTURE FUND

By:
Name:
Title:

E.I. DU PONT DE NEMOURS AND COMPANY

By:
Name:
Title:

NJTC VENTURE FUND SBIC, L.P.

By:
Name:
Title:

PRAKO INVESTMENTS & CO.

By:
Name:
Title:

RK VENTURES GROUP, LLC

By:
Name:
Title:

S.R. ONE, LIMITED

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

Name:
Title:

Stephen J.P. Baumgartner

Neil S. Hillsberg

Meryl Hillsberg

Richard Lufkin

Graeme Lufkin

Alan Lufkin

Ralph Lufkin

Robert Margolskee

D. Scott Linthicum

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

GIVAUDAN FLAVORS CORPORATION

By:
Name:
Title:

Justin M. Margolskee, custodian

Nanda Beatini

Lenore Snyder

Richard McGregor

Stephen Gravina

Shawn M. Marcell

Harvey D. Homan

MOUNT SINAI SCHOOL OF MEDICINE

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

John Chabla

Matthew Homan

Michael Homan

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

Name and Address

NJTC Venture Fund SBIC, L.P. 1001 Briggs Road, Suite 280 Mt. Laurel, NJ 08054 Facsimile: 856-273-6800 Attention: Robert Chefitz

Cargill, Incorporated 15407 McGinty Road West Wayzata, MN 55391-2399 Facsimile: 952-742-2992 Attention: Senior Attorney—Cargill Ventures

Danisco Venture A/S (Dansico A/S) langebrogade 1, PO Box 17 DK-1001 Copenhagen K Facsimile: +45 32 66 21 59 Attention: Leif Kjargaard

E. I. du Pont de Nemours and Company Chestnut Run Plaza 708 PO Box 80708 Wilmington, DE 19880-0708 Facsimile: 302-999-4083 Attention: Nancy Kim

Aperture Capital, LP 500 Park Avenue Suite 510 New York, NY 10022 Facsimile: Attention: Matthew S. Tierney

Stephen J.P. Baumgartner Executive Director Pendle Hill 338 Plush Mill Road Wallingford, PA 19086-6023

Name and Address

Duke University Specialty Venture Fund, Inc. 2200 West Main Street Suite 1000 Durham, NC 27705 Facsimile: Attention: Greg Hudgins

Neil S. and Meryl Hillsberg 102 Cooper Avenue Upper Montclair, NJ 07043 Facsimile:

Prako Investments & Co. 72 Sullivan Drive West Orange, NJ 07052-2263 Facsimile: Attention: Ronnie Selbst

Raymond Salemme 1970 Timber Lakes Drive Yardley, PA 19067

Richard Lufkin Two Walnut Circle Basking Ridge, NJ 07920 Facsimile:

RK Ventures Group, LLC Columbia Business SchoolUris Hall 3022 Broadway New York, NY 10027 Facsimile: Attention: Matthew Rhodes-Kropf

S.R. One, Limited
Four Tower Bridge
200 Barr Harbor Drive, Suite 250
W. Conshohocken, PA 19428-2977
Facsimile: 610-567-1039
Attention: Philip Smith

EXHIBIT B

Name and Address

Robert Margolskee 306 Upper Mountain Avenue Upper Montclair, NJ 07043

D. Scott Linthicum 26 Echo Lake Drive Bangor, PA 18013

Givaudan Flavors Corporation 1199 Edison Drive Cincinnati, Ohio 45216

Justin M. Margolskee, as custodian For Daniel P. Margolskee, Allison J. Margolskee and Andrew J. Margolskee 23 Peachtree Road Lexington, MA 02173

Nanda Beatini 136 Cosman Street Washington Township, NJ 07675

Lenore Snyder 183 Pinehurst Avenue Apartment 51 New York, NY 10033

Richard McGregor 34 Ferbua Way 2nd Floor Rutherford, NJ 07070

Stephen Gravina 211 Orient Way Rutherford, NJ 07070

Shawn M. Marcell 1124 Woodmont Road Gladwyne, PA 19035 610-519-1391

Name and Address

Harvey D. Homan 22 Walnut Circle Basking Ridge, NJ 07920

Alan Lufkin 10900 Euclid Avenue 4 Yost Hall Cleveland, OH 44106-7061

Ralph Lufkin PO Box 11058 Annapolis, MD 21412-1058

Graeme Lufkin 309 Northeast 120th Street Apartment 203 Seattle, WA 98125

Mount Sinai School of Medicine One Gustav L. Levy Place New York, NY 10029

Matthew Homan [Address]

Michael Homan
[Address]